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                                                                     EXHIBIT 5.1

                      OPINION OF KAROL L.K. POLLOCK, ESQ.

                    [Letterhead of Karol L.K. Pollock, Esq.]


                                 June 17, 2002

US SEARCH.COM INC.
5401 Beethoven Street
Los Angeles, California 90066

     Re:   Registration Statement on Form S-3 of US SEARCH.com Inc.
           --------------------------------------------------------

Ladies and Gentlemen:

     I am General Counsel and Secretary of US SEARCH.com Inc., a Delaware corporation (the "Company"), and in that capacity I have acted as counsel to the Company in connection with the registration of up to 38,509,284 shares of common stock of the Company, $0.001 par value per share (the "Shares"), under the Securities Act of 1993, as amended (the "Act"), pursuant to a Registration Statement on Form S-3, File No. 333-84554 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on March 19, 2002, as amended on the date hereof, to be sold by the selling stockholders of the Company set forth therein. In connection with such transaction, you have requested my opinion with respect to the validity of the Shares.

     I have examined such matters of fact and questions of law as I have considered appropriate for purposes of rendering the opinions expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I have been furnished with and relied upon certificates of officers of the Company with respect to certain factual matters. In addition, I have obtained and relied upon such certificates and assurances from public officials as I have deemed necessary.

     I am opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or any other local agencies within any state.

     Subject to the foregoing, and in reliance thereon, it is my opinion that, as of the date hereof, the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters" in the prospectus included therein.

                                    Very truly yours,

                                    /s/ KAROL L.K. POLLOCK